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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Factual Data Corp.
Loveland, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 31, 2003, relating to the consolidated financial statements of Factual Data Corp and subsidiary, appearing in the Company's Annual Report on Form l0-K for the year ended December 31, 2002.

/s/ BDO Seidman, LLP
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Los Angeles, California

May 14,2003


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